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                                   EXHIBIT (4)

                  Form of Agreement and Plan of Reorganization


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                                     FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of DATE, by and between AmSouth Funds ("AmSouth"), a Massachusetts business trust, and The Infinity Mutual Funds, Inc. ("Infinity"), a Maryland corporation, on behalf of the ISG Funds. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION

         (a) Infinity will sell, assign, convey, transfer and deliver to AmSouth, and AmSouth will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in the following funds:

      ISG Current Income Portfolio ("ISG Current Income")
      ISG Treasury Money Market Fund ("ISG Treasury Money Market")
      ISG Moderate Growth & Income Portfolio ("ISG Moderate Growth & Income") ISG Growth & Income Portfolio ("ISG Growth & Income")
      ISG Growth Portfolio ("ISG Growth")
      ISG Aggressive Growth Portfolio ("ISG Aggressive Growth")
      ISG Mid-Cap Fund ("ISG Mid-Cap")
      ISG Large-Cap Equity Fund ("ISG Large-Cap Equity")
      ISG International Equity Fund ("ISG International Equity")
      ISG Capital Growth Fund ("ISG Capital Growth")
      ISG Tennessee Tax-Exempt Fund ("ISG Tennessee Tax-Exempt")
      ISG Limited Term Tennessee Tax-Exempt Fund ("ISG Limited Term Tennessee
               Tax-Exempt")
      ISG Limited Term U.S. Government Fund ("ISG Limited Term U.S. Government") ISG Limited Term Income Fund ("ISG Limited Term Income")
      ISG Equity Income Fund ("ISG Equity Income")
      ISG Municipal Income Fund ("ISG Municipal Income")
      ISG Small-Cap Opportunity Fund ("ISG Small-Cap Opportunity")
      ISG Tax-Exempt Money Market Fund ("ISG Tax-Exempt Money Market")
      ISG Prime Money Market Fund ("ISG Prime Money Market")
      ISG Government Income Fund ("ISG Government Income")
      ISG Income Fund ("ISG Income")

      (such funds each are an "ISG Fund" and are collectively the "ISG Funds").

Such acquisition is to be made by the following funds:

         AmSouth Strategic Portfolios: Current Income Portfolio ("AmSouth Current Income")
         AmSouth Treasury Reserve Money Market Fund ("AmSouth Treasury Reserve Money
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                  Market")
         AmSouth Strategic Portfolios: Moderate Growth and Income Portfolio
                  ("AmSouth Moderate Growth and Income")
         AmSouth Strategic Portfolios: Growth and Income Portfolio ("AmSouth
                  Growth and Income")
         AmSouth Strategic Portfolios: Growth Portfolio ("AmSouth Growth") AmSouth Strategic Portfolios: Aggressive Growth Portfolio ("AmSouth
                  Aggressive Growth")
         AmSouth Mid Cap Fund ("AmSouth Mid Cap")
         AmSouth Large Cap Fund ("AmSouth Large Cap")
         AmSouth International Equity Fund ("AmSouth International Equity") AmSouth Capital Growth Fund ("AmSouth Capital Growth")
         AmSouth Tennessee Tax-Exempt Fund ("AmSouth Tennessee Tax-Exempt") AmSouth Limited Term Tennessee Tax-Exempt Fund ("AmSouth Limited Term
                  Tennessee Tax-Exempt")
         AmSouth Limited Term U.S. Government Fund ("AmSouth Limited Term U.S.
                  Government")
         AmSouth Government Income Fund ("AmSouth Government Income")
         AmSouth Limited Term Bond Fund ("AmSouth Limited Term Bond")
         AmSouth Equity Income Fund ("AmSouth Equity Income")
         AmSouth Municipal Bond Fund ("AmSouth Municipal Bond")
         AmSouth Small Cap Fund ("AmSouth Small Cap")
         AmSouth Tax-Exempt Money Market Fund ("AmSouth Tax-Exempt Money
                  Market")
         AmSouth Prime Money Market Fund ("AmSouth Prime Money Market") AmSouth Bond Fund ("AmSouth Bond")

         (such funds each are an "AmSouth Fund" and are collectively the "AmSouth Funds").

For purposes of this Agreement the respective ISG Funds correspond to the AmSouth Funds as follows:


ISG Current Income                 AmSouth Current Income

ISG Treasury Money Market          AmSouth Treasury Reserve Money Market


ISG Moderate Growth & Income       AmSouth Moderate Growth and Income


ISG Growth & Income                AmSouth Growth and Income

ISG Growth                         AmSouth Growth

ISG Aggressive Growth              AmSouth Aggressive Growth

ISG Mid-Cap                        AmSouth Mid Cap

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ISG Large-Cap Equity                    AmSouth Large Cap

ISG International Equity                AmSouth International Equity

ISG Capital Growth                      AmSouth Capital Growth

ISG Tennessee Tax-Exempt                AmSouth Tennessee Tax-Exempt

ISG Limited Term Tennessee Tax-Exempt   AmSouth Limited Term Tennessee Tax-
                                        Exempt

ISG Limited Term U.S. Government        AmSouth Limited Term U.S. Government

ISG Government Income                   AmSouth Government Income

ISG Limited Term Income                 AmSouth Limited Term Bond

ISG Equity Income                       AmSouth Equity Income

ISG Municipal Income                    AmSouth Municipal Bond

ISG Small-Cap Opportunity               AmSouth Small Cap

ISG Tax-Exempt Money Market             AmSouth Tax-Exempt Money Market

ISG Prime Money Market                  AmSouth Prime Money Market

ISG Income                              AmSouth Bond

In consideration therefor, each AmSouth Fund shall, on the Exchange Date, assume all of the liabilities of the corresponding ISG Fund and transfer to the corresponding ISG Fund a number of full and fractional AmSouth Class A, Class B, or Trust shares of the corresponding AmSouth Fund (collectively, "Shares") having an aggregate net asset value equal to the value of all of the assets of each ISG Fund transferred to the corresponding AmSouth Fund on such date less the value of all of the liabilities of each ISG Fund assumed by the corresponding AmSouth Fund on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, each ISG Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Shares received by it, each shareholder being entitled to receive that number of Shares equal to the proportion which the number of shares of common stock of the ISG Fund held by such shareholder bears to the number of such shares of the ISG Fund outstanding on such date. ISG Fund shareholders of record holding Institutional Class shares will receive AmSouth Trust shares; ISG Fund shareholders of record

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holding Class B shares will receive AmSouth Class B shares; and ISG Fund shareholders of record holding Class A shares will receive AmSouth Class A shares.

AGREEMENT

         AmSouth and Infinity represent, warrant and agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF INFINITY. Each of Infinity and each ISG Fund represent and warrant to and agree with AmSouth and each AmSouth Fund that:

         (a) Infinity is a corporation duly established and validly existing under the laws of the State of Maryland and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Infinity and each ISG Fund is not required to qualify as a foreign association in any jurisdiction. Infinity and each ISG Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

         (b) Infinity is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each ISG Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Each ISG Fund has been a regulated investment company under such sections of the Code at all times since its inception.

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each ISG Fund at and for the year ended December 31, 1998, such statements and schedules having been audited by KPMG LLP, independent accountants to Infinity, have been furnished to AmSouth. Such statements of assets and liabilities and schedule fairly present the financial position of each ISG Fund as of their respective dates and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles. The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each ISG Fund for the six-month period ended June 30, 1999, which are unaudited, have also been furnished to AmSouth. Such statements of assets and liabilities and schedules fairly present the financial position of the ISG Funds as of their respective dates, and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles.

         (d) The prospectuses of the ISG Funds dated May 1, 1999 (the "ISG Prospectuses") and the Statement of Additional Information for the ISG Funds dated May 1, 1999 and on file

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with the Securities and Exchange Commission, which have been previously furnished to AmSouth, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Infinity or any ISG Fund, overtly threatened against Infinity or any ISG Fund which assert liability on the part of Infinity or any ISG Fund.

         (f) There are no material contracts outstanding to which Infinity, with respect to the ISG Funds, or any ISG Fund is a party, other than as disclosed in the ISG Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement and the Proxy Statement.

         (g) Neither Infinity, with respect to the ISG Funds, nor any ISG Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of June 30, 1999, and those incurred in the ordinary course of Infinity's business as an investment company since that date. Prior to the Exchange Date, Infinity will advise AmSouth of all known material liabilities, contingent or otherwise, incurred by it, with respect to the ISG Funds, and each ISG Fund subsequent to June 30, 1999, whether or not incurred in the ordinary course of business.

         (h) As used in this Agreement, the term "Investments" shall mean each ISG Fund's investments shown on the schedule of its portfolio investments as of June 30, 1999, referred to in Section 1(c) hereof, as supplemented with such changes as Infinity or each ISG Fund shall make after June 30, 1999, which changes shall be disclosed to AmSouth, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

         (i) Each ISG Fund has filed or will file all federal and state tax returns which, to the knowledge of Infinity's officers, are required to be filed by each ISG Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each ISG Fund. To the best of such officers' knowledge, all tax liabilities of each ISG Fund have been adequately provided for on its books, and no tax deficiency or liability of any ISG Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Infinity on behalf of each ISG Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each ISG Fund to be transferred to the corresponding AmSouth Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this

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Agreement, AmSouth will, on behalf of each AmSouth Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Infinity or an ISG Fund and, except as described in Section 1(k), without any restrictions upon the transfer thereof.

         (k) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(h) hereof, no registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Infinity or AmSouth.

         (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Infinity on behalf of the ISG Funds or any ISG Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

         (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by AmSouth on Form N-14 relating to the Shares issuable hereunder, and the proxy statement of Infinity included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Infinity and the ISG Funds,
(i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in
Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by AmSouth, insofar as it relates to Infinity and the ISG Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, made in reliance upon or in conformity with information furnished by AmSouth, or any AmSouth Fund, for use in the Registration Statement, Prospectus, or Proxy Statement.

         (n) All of the issued and outstanding shares of common stock of each ISG Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

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         2. REPRESENTATIONS AND WARRANTIES OF AMSOUTH. Each of AmSouth and each
AmSouth Fund jointly and severally represent and warrant to and agree with Infinity and each ISG Fund that:

         (a) AmSouth is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. AmSouth and each AmSouth Fund is not required to qualify as a foreign association in any jurisdiction. AmSouth and each AmSouth Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

         (b) AmSouth is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each AmSouth Fund that has had active operations prior to the Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Each AmSouth Fund that has had actual operations prior to the Exchange Date has been a regulated investment company under such sections of the Code at all times since its inception. AmSouth Current Income, AmSouth Treasury Reserve Money Market, AmSouth Moderate Growth and Income, AmSouth Growth and Income, AmSouth Growth, AmSouth Aggressive Growth, AmSouth International Equity, AmSouth Mid Cap, AmSouth Large Cap, AmSouth Capital Growth, AmSouth Tennessee Tax-Exempt, AmSouth Limited Term Tennessee Tax-Exempt, and AmSouth Limited Term U.S. Government, which have not had active operations prior to the Exchange Date, intend to qualify as regulated investment companies under Part I of Subchapter M of the Code.

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each AmSouth Fund for the year ended JULY 31, 1999, such statements and schedules having been audited by PricewaterhouseCoopers LLP, independent accountants to AmSouth, have been furnished to Infinity.

         (d) The prospectuses of each AmSouth Fund dated December 1, 1999 and December 14, 1999, (collectively, the "AmSouth Prospectuses"), and the Statements of Additional Information for the AmSouth Funds, dated December 1, 1999 and December 14, 1999 and on file with the Securities and Exchange Commission, which have been previously furnished to Infinity, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to

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make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of AmSouth or any AmSouth Fund, overtly threatened against AmSouth or any AmSouth Fund which assert liability on the part of AmSouth or any AmSouth Fund.

         (f) There are no material contracts outstanding to which AmSouth or any AmSouth Fund is a party, other than as disclosed in the AmSouth Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement.

         (g) Neither AmSouth nor any AmSouth Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 1999, referred to above and those incurred in the ordinary course of the business of AmSouth as an investment company or any AmSouth Fund since such date. Prior to the Exchange Date, AmSouth will advise Infinity of all known material liabilities, contingent or otherwise, incurred by it and each AmSouth Fund subsequent to July 31, 1999, whether or not incurred in the ordinary course of business.

         (h) Each AmSouth Fund has filed or will file all federal and state tax returns which, to the knowledge of AmSouth's officers, are required to be filed by each AmSouth Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each AmSouth Fund. To the best of such officers' knowledge, all tax liabilities of each AmSouth Fund have been adequately provided for on its books, and no tax deficiency or liability of any AmSouth Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by AmSouth or any AmSouth Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

         (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), AmSouth on behalf of each AmSouth Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each ISG Fund to be transferred to the corresponding AmSouth Fund pursuant to this Agreement.

         (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to AmSouth and the AmSouth Funds: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in

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which they were made, not misleading; and at the time of the shareholders'
meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by AmSouth or any AmSouth Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Infinity or any ISG Fund for use in the Registration Statement, the Prospectus or the Proxy Statement.

         (l) Shares to be issued to each ISG Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by AmSouth and no shareholder of AmSouth will have any preemptive right of subscription or purchase in respect thereof.

         (m) The issuance of Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

         (n) Each of AmSouth Government Income Fund, AmSouth Limited Term Bond Fund, AmSouth Equity Income Fund, AmSouth Municipal Bond Fund, AmSouth Small Cap Fund, AmSouth Tax-Exempt Money Market Fund, AmSouth Prime Money Market Fund, AmSouth Bond Fund, is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code. AmSouth Current Income, AmSouth Treasury Reserve Money Market, AmSouth Moderate Growth and Income, AmSouth Growth and Income, AmSouth Growth, AmSouth Aggressive Growth, AmSouth International Equity, AmSouth Mid Cap, AmSouth Large Cap, AmSouth Capital Growth, AmSouth Tennessee Tax-Exempt, AmSouth Limited Term Tennessee Tax-Exempt, and AmSouth Limited Term U.S. Government, upon filing of their first income tax returns at the completion of their first taxable year will elect to be regulated investment companies and until such time will take all steps necessary to ensure qualification as regulated investment companies under Sections 851 and 852 of the Code.

         (o) AmSouth through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Infinity and each ISG Fund in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and
(b) of this Agreement.

         3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of each ISG Fund and to the other terms and conditions contained herein (including each ISG Fund's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Infinity and each ISG Fund agree to sell, assign, convey, transfer and deliver to the corresponding AmSouth Fund, and each AmSouth Fund agree to acquire from the corresponding ISG Fund, on the Exchange

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Date all of the Investments and all of the cash and other assets of each ISG
Fund in exchange for that number of Shares of the corresponding AmSouth Fund provided for in Section 4 and the assumption by the corresponding AmSouth Fund of all of the liabilities of the ISG Fund. Pursuant to this Agreement, such ISG Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Shares received by it to its shareholders in exchange for their shares of common stock of such ISG Fund.

         (b) Infinity, on behalf of each ISG Fund, will pay or cause to be paid to the corresponding AmSouth Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the AmSouth Funds hereunder. Infinity, on behalf of each ISG Fund, will transfer to the corresponding AmSouth Fund any rights, stock dividends or other securities received by Infinity or any ISG Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to each AmSouth Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the ISG Fund acquired by the corresponding AmSouth Fund.

         4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, AmSouth will deliver to Infinity a number of Shares having an aggregate net asset value equal to the value of the assets of the corresponding ISG Fund acquired by each AmSouth Fund, less the value of the liabilities of such ISG Fund assumed, determined as hereafter provided in this Section 4.

         (a) Subject to Section 4(d) hereof, the value of each ISG Fund's net assets will be computed as of the Valuation Time using the valuation procedures for the corresponding AmSouth Fund set forth in the AmSouth Prospectus and Statement of Additional Information. In no event shall the same security held by both Infinity and AmSouth be valued at different prices.

         (b) Subject to Section 4(d) hereof, the net asset value of a share of each AmSouth Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the AmSouth Prospectus for the particular AmSouth Fund.

         (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on MARCH 10, 2000 for all of the ISG Funds, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

         (d) No formula will be used to adjust the net asset value of any ISG Fund or AmSouth Fund to take into account differences in realized and unrealized gains and losses.

         (e) Each AmSouth Fund shall issue its Shares to the corresponding ISG Fund on one share deposit receipt registered in the name of the corresponding ISG Fund. Each ISG Fund

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shall distribute in liquidation the Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to AmSouth's transfer agent which will as soon as practicable set up open accounts for each ISG Fund shareholder in accordance with written instructions furnished by Infinity.

         (f) Each AmSouth Fund shall assume all liabilities of the corresponding ISG Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the corresponding ISG Fund or otherwise, except that recourse for assumed liabilities relating to a particular ISG Fund will be limited to the corresponding AmSouth Fund.

         5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5(e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by AmSouth and Infinity of the transactions contemplated by this Agreement will be borne by AMSOUTH BANK, including the costs of proxy materials, proxy solicitation, and legal expenses; provided, however, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of any AmSouth Fund or any ISG Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

         (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Infinity being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Infinity's obligations referred to in Section 8(a) or Section 10), Infinity shall pay directly all reasonable fees and expenses incurred by AmSouth in connection with such transactions, including, without limitation, legal, accounting and filing fees.

         (c) In the event the transactions contemplated by this Agreement are not consummated by reason of AmSouth being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to AmSouth's obligations referred to in Section 8(a) or Section 9), AmSouth shall pay directly all reasonable fees and expenses incurred by Infinity in connection with such transactions, including without limitation legal, accounting and filing fees.

         (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) AmSouth or Infinity being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Infinity or AmSouth's obligations referred to in Section 8(a),
Section 9 or Section 10 of this Agreement, then each of Infinity and AmSouth shall bear the expenses it has actually incurred in connection with such transactions.

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         (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

         6. PERMITTED ASSETS. AmSouth and Infinity agree to review the assets of the ISG Funds to ensure that at any time prior to the Exchange Date the assets of any ISG Fund do not include any assets that the corresponding AmSouth Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by any ISG Fund, is unsuitable for the corresponding AmSouth Fund to acquire.

         7. EXCHANGE DATE. Delivery of the assets of the ISG Funds to be transferred, assumption of the liabilities of the ISG Funds to be assumed, and the delivery of Shares to be issued shall be made on March 13, 2000 at 10:00 a.m. or at such other times and dates agreed to by Infinity and AmSouth, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

         8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Infinity agrees to call a special meeting of the shareholders of each ISG Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each ISG Fund to and the assumption of all of the liabilities of each ISG Fund by the corresponding AmSouth Fund as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of each ISG Fund, and, except as set forth in
Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of common stock of each ISG Fund shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Infinity's Articles of Incorporation and Bylaws at such a meeting on or before the Valuation Time.

         (b) Infinity and each ISG Fund agree that the liquidation and dissolution of each ISG Fund will be effected in the manner provided in Infinity's Articles of Incorporation and Bylaws in accordance with applicable law, that it will not make any distributions of any Shares to the shareholders of a ISG Fund without first paying or adequately providing for the payment of all of such ISG Fund's known debts, obligations and liabilities.

         (c) Each of AmSouth and Infinity will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

         9. CONDITIONS TO AMSOUTH'S OBLIGATIONS. The obligations of AmSouth and each AmSouth Fund hereunder shall be subject to the following conditions:

         (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation and dissolution of the ISG Funds, shall have been approved by the shareholders of each ISG Fund in the manner required by law.

         (b) Infinity shall have furnished to AmSouth a statement of each ISG Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Infinity's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any ISG Fund since June 30, 1999, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of the ISG Funds, dividends paid or losses from operations.

         (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Infinity and each ISG Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Infinity and each ISG Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Infinity shall have furnished to AmSouth a statement, dated the Exchange Date, signed by Infinity's President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (d) Infinity shall have delivered to AmSouth a letter from KPMG LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of each ISG Fund for the year ended December 31, 1999 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of each ISG Fund for the periods covered thereby, or that each ISG Fund would not qualify as a regulated investment company for federal income tax purposes.

         (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (f) AmSouth shall have received an opinion of Stroock & Stroock & Lavan LLP, in form reasonably satisfactory to AmSouth and dated the Exchange Date, to the effect that (i) Infinity is a corporation duly established and validly existing under the laws of the State of Maryland, (ii) this Agreement has been duly authorized, executed, and delivered by Infinity on behalf of the ISG Funds and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by AmSouth, is a valid and binding obligation of Infinity with respect to the ISG Funds, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to an ISG Fund and its assets, (iii) Infinity and each ISG Fund has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Infinity and each ISG Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to AmSouth, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Infinity's Articles of Incorporation and Bylaws or any provision of an agreement known to such counsel to which Infinity, with respect to the ISG Funds, or any ISG Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Infinity's Articles of Incorporation and Bylaws, such counsel may rely upon a certificate of an officer of Infinity whose responsibility it is to advise Infinity with respect to such matters, and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Infinity or any ISG Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to AmSouth's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act.

         (g) AmSouth shall have received an opinion of Ropes & Gray, counsel to AmSouth addressed to AmSouth and each AmSouth Fund, and to Infinity and ISG Funds in form reasonably satisfactory to AmSouth and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) no gain or loss will be recognized by any ISG Fund or its Shareholders upon the transfer of the assets to the corresponding AmSouth Fund in exchange for Shares and the assumption by such AmSouth Fund of the liabilities of the ISG Fund or upon the distribution of Shares by the ISG Fund to its shareholders in liquidation pursuant to this Agreement; (ii) the basis of the Shares an Infinity Shareholder receives in connection with the transaction will be the same as the basis of his or her ISG Fund shares exchanged therefor; (iii) an Infinity shareholder's holding period with respect to his or her Shares will be determined by including the period for which he or she held the ISG Fund shares exchanged therefor, provided that he or she held such ISG Fund shares as capital assets; (iv) no gain or loss will be recognized by any AmSouth Fund upon the receipt of the assets of the corresponding ISG Fund in exchange for Shares and the assumption by the AmSouth Fund of the liabilities of the corresponding ISG Fund; (v) the basis in the hands of the AmSouth Fund of the assets of the corresponding ISG Fund transferred to the AmSouth Fund will be the same as the basis of the assets in the hands of the corresponding ISG Fund immediately prior to the transfer; and (vi) each AmSouth Fund's holding periods with respect to the assets of the corresponding ISG Fund will include the periods for which such assets were held by the corresponding ISG Fund.

         (h) Subject to the parties' compliance with Section 6 hereof, the assets of each ISG Fund to be acquired by the corresponding AmSouth Fund will include no assets which the corresponding AmSouth Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the AmSouth Prospectuses in effect on the Exchange Date, may not properly acquire. AmSouth shall not change the AmSouth Declaration of Trust and the AmSouth Prospectuses so as to restrict permitted investments for each AmSouth Fund except as required by the Commission or any state regulatory authority.

         (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of AmSouth, contemplated by the Commission and or any state regulatory authority.

         (j) All proceedings taken by Infinity in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to AmSouth.

         (k) Prior to the Exchange Date, each ISG Fund (other than an ISG Fund that will combine with a AmSouth Fund in a manner qualifying for treatment under
Section 368(a)(1)(F) of the Code) shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended December 31, 1999 and the short taxable year beginning January 1, 2000 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of the ISG Fund's net capital gain realized in its taxable year ended December 31, 1999 and the short taxable year beginning on January 1, 2000 and ending on the Exchange Date (after reduction for any capital loss carryover).

         (l) Infinity shall have furnished to AmSouth a certificate, signed by the President (or any Vice President) and the Treasurer of Infinity, as to the tax cost to Infinity of the securities delivered to AmSouth pursuant to this Agreement, together with any such other evidence as to such tax cost as AmSouth may reasonably request.

         (m) ISG Funds' custodian shall have delivered to AmSouth a certificate identifying all of the assets of each ISG Fund held by such custodian as of the Valuation Time.

         (n) ISG Funds' transfer agent shall have provided to AmSouth's transfer agent (i) the originals or true copies of all of the records of each ISG Fund in the possession of such ISG transfer agent as of the Exchange Date, (ii) a record specifying the number of shares of each ISG Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such shares of each ISG Fund and the number of shares held of record by each such shareholder as of the Valuation Time. ISG's transfer agent shall also have provided AmSouth with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

         (o) All of the issued and outstanding shares of common stock of each ISG Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Infinity or any ISG Fund or its transfer agent by AmSouth or its agents shall have revealed otherwise, either (i) Infinity and each ISG Fund shall have taken all actions that in the reasonable opinion of AmSouth are necessary to remedy any prior failure on the part of Infinity to have offered for sale and sold such shares in conformity with such laws or (ii) Infinity shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of AmSouth in amounts sufficient and upon terms satisfactory, in the opinion of AmSouth or its counsel, to indemnify AmSouth against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Infinity to have offered and sold such shares in conformity with such laws.

         (p) AmSouth shall have received from Ernst & Young LLP a letter addressed to AmSouth dated as of the Exchange Date reasonably satisfactory in form and substance to AmSouth and Infinity to the effect that, on the basis of limited procedures agreed upon by AmSouth and Infinity and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of each ISG Fund to be exchanged for the Shares have been determined in accordance with the valuation procedures for the corresponding AmSouth Fund as set forth in the AmSouth Prospectus and Statement of Additional Information.

         (q) Infinity shall have duly executed and delivered to AmSouth bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as AmSouth may deem necessary or desirable to transfer all of Infinity's and each ISG Fund's entire right, title and interest in and to the Investments and all other assets of each ISG Fund.

         10. CONDITIONS TO INFINITY'S OBLIGATIONS. The obligations of Infinity and each ISG Fund hereunder shall be subject to the following conditions:

         (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the ISG Funds, shall have been approved by the shareholders of each ISG Fund in the manner required by law.

         (b) AmSouth shall have furnished to Infinity a statement of each AmSouth Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on AmSouth's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any AmSouth Fund since July 31, 1999, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

         (c) AmSouth shall have executed and delivered to Infinity an Assumption of Liabilities dated as of the Exchange Date pursuant to which each AmSouth Fund will assume all of the liabilities of the corresponding ISG Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

         (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of AmSouth and each AmSouth Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, AmSouth and each AmSouth Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and AmSouth shall have furnished to Infinity a statement, dated the Exchange Date, signed by AmSouth's President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (f) Infinity shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Infinity and dated the Exchange Date, to the effect that (i) AmSouth is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither AmSouth nor any AmSouth Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Shares to be delivered to Infinity as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by AmSouth and no shareholder of AmSouth has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by AmSouth and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Infinity, is a valid and binding obligation of AmSouth, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate AmSouth's Declaration of Trust, as amended, or Code of Regulations, or any provision of any agreement known to such counsel to which AmSouth or any AmSouth Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in AmSouth's Declaration of Trust, as amended, Code of Regulations or then-current prospectus or statement of additional information of each AmSouth Fund, such counsel may rely upon a certificate of an officer of AmSouth whose responsibility it is to advise AmSouth with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by AmSouth or any AmSouth Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Infinity's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

         (g) Infinity shall have received an opinion of Ropes & Gray addressed to Infinity and each ISG Fund in a form reasonably satisfactory to Infinity and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in Section 9(g) of this Agreement.

         (h) All proceedings taken by AmSouth in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Infinity.

         (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of AmSouth, contemplated by the Commission or any state regulatory authority.

         (j) At the Exchange Date, each of the ISG Funds will have sold such of its assets, if any, if informed by AmSouth in writing that such sale is necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, each of the AmSouth Funds designated as a "diversified company" will remain a "diversified company" within the meaning of
Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the AmSouth Prospectuses previously furnished to Infinity.

         (k) Infinity and ISG Funds receive an order from the Securities and Exchange Commission exempting from the reorganization from the provisions of
Section 17(a) of the 1940 Act.

         11. INDEMNIFICATION. (a) Infinity will indemnify and hold harmless AmSouth, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Infinity or any ISG Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Infinity or any ISG Fund required to be stated therein or necessary to make the statements relating to Infinity or any ISG Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Infinity. The Indemnified Parties will notify Infinity in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a).

Infinity shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Infinity elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Infinity's and the ISG Funds' obligation under this
Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the ISG Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

         (b) AmSouth will indemnify and hold harmless Infinity, its directors and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to AmSouth or any AmSouth Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to AmSouth or any AmSouth Fund required to be stated therein or necessary to make the statements relating to AmSouth or any AmSouth Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of AmSouth. The Indemnified Parties will notify AmSouth in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). AmSouth shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this
Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if AmSouth elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The AmSouth Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the AmSouth Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

         12. NO BROKER, ETC. Each of AmSouth and Infinity represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

         13. TERMINATION. AmSouth and Infinity may, by mutual consent of their respective trustees, terminate this Agreement, and AmSouth or Infinity, after consultation with counsel and by consent of their respective trustees or an officer authorized by such trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by June 30, 2000, this Agreement shall automatically terminate on that date unless a later date is agreed to by AmSouth and Infinity.

         Notwithstanding any other provision in this Agreement, in the event shareholder approval of this Agreement and the transactions contemplated by this Agreement is obtained with respect to only one or more ISG Funds but not all of the ISG Funds, AmSouth and Infinity agree to consummate those transactions with respect to those ISG Funds that have approved this Agreement and those transactions.

         14. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         15. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         16. AGREEMENT AND DECLARATION OF TRUST AmSouth Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of AmSouth personally, but bind only the assets of AmSouth and all persons dealing with any series or funds of AmSouth, such as the AmSouth Funds, must look solely to the assets of AmSouth belonging to such series or funds for the enforcement of any claims against AmSouth.

         This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                                      THE INFINITY MUTUAL FUNDS, INC.
                                      On Behalf of its ISG Funds


                                      By:___________________________


                                      AMSOUTH FUNDS



                                      By:____________________________